                                                             EXHIBIT 99.8(t)(ii)

                    AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                        AMONG PANORAMA SERIES FUND, INC.,
                           0PPENHEIMERFUNDS, INC. AND
                        MINNESOTA LIFE INSURANCE COMPANY

         This Amendment No. 2 is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 1st day of May 2003, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Panorama Series Fund, Inc. (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

         1.       Schedule I of the Agreement is deleted and replaced with the
                  Schedule I to this Addendum, attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2003:

                                         Company:
                                         -------
                                         MINNESOTA LIFE INSURANCE COMPANY
                                         By its authorized officer,
                                         /s/ Robert J. Ehren
                                         By:  Robert J. Ehren
                                         Title: 2nd VP & Actuary
                                         Date:  3/31/03

                                         Fund:
                                         ----
                                         PANORAMA SERIES FUND, INC.
                                         By its authorized officer,
                                         /s/ Denis R. Molleur
                                         By:  Denis R. Molleur
                                         Title:  Assistant Secretary
                                         Date:  March 27, 2003

                                         Advisor:
                                         -------
                                         OPPENHEIMERFUNDS, INC.
                                         By its authorized officer,
                                         /s/ Denis R. Molleur
                                         By:  Denis R. Molleur
                                         Title:  Vice President & Senior Counsel
                                         Date:  March 27, 2003

                                   SCHEDULE I
                            (AS AMENDED MAY 1, 2003)


Separate Accounts                          Products
-----------------                          --------
Variable Annuity Account                   Achiever Multi-Option Annuity
                                           Multi-Option Classic Annuity
                                           Multi-Option Advisor Annuity

Minnesota Life Variable Life Account       Variable Adjustable Life
                                           Variable Adjustable Life-Second Death
                                           Variable Adjustable Life-Horizon